UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Heron Lake BioEnergy, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Heron Lake BioEnergy, LLC
91246 390th Avenue
Heron Lake, Minnesota 56137
(507) 793-0077

NOTICE OF 2015 ANNUAL MEETING OF MEMBERS
To Be Held Wednesday, March 25, 2015

TO THE MEMBERS OF HERON LAKE BIOENERGY, LLC:
NOTICE IS HEREBY GIVEN that the annual meeting of members of Heron Lake BioEnergy, LLC (the "Company") will be held on Wednesday, March 25, 2015, at 1:00 p.m. local time, at the Heron Lake Community Center, 312 10th Street, Heron Lake, Minnesota 56137. The purposes of the meeting are to:

•	Elect two governors to serve on the Company's board of governors for a term of three years, or until their respective successors have been elected and qualified; and

•	Transact such other business as may properly come before the 2015 annual meeting or any adjournments thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card or how to vote in person at the meeting, please call the Company at (507) 793-0077.
Only members listed on the Company's records at the close of business on February 27, 2015 are entitled to notice of the 2015 annual meeting and to vote at the 2015 annual meeting and any adjournments thereof. Instructions for voting by proxy are included in the enclosed proxy statement and on the proxy itself. For your proxy card to be counted in advance of the meeting, it must be received by the inspector of elections, Christianson & Associates, PLLP, 302 SW 5th Street, Willmar, MN 56201, no later than 5:00 p.m. on Tuesday, March 24, 2015.
All members are cordially invited to attend the 2015 annual meeting in person. However, to assure the presence of a quorum, the board of governors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the board of governors, whether or not you plan to attend the meeting. The proxy card will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to Christianson & Associates, PLLP, Attention: Christina Boike, at (320) 235-5962 or mail it to Christianson & Associates, PLLP, Attention: Christina Boike, at 302 SW 5th Street, Willmar, MN 56201, using the enclosed envelope.

By Order of the Board of Governors,

/s/ Paul Enstad
PAUL ENSTAD
Chairman of the Board of Governors

Heron Lake, Minnesota
February 27, 2015

Heron Lake BioEnergy, LLC
91246 390th Avenue
Heron Lake, Minnesota 56137
(507) 793-0077

PROXY STATEMENT
Annual Meeting of Members
Wednesday, March 25, 2015

The accompanying proxy is solicited on behalf of the board of governors of Heron Lake BioEnergy, LLC (“we”, “us”, the “Company”, or “Heron Lake BioEnergy”) for use at the 2015 annual meeting of members to be held on Wednesday, March 25, 2015, at 1:00 p.m. local time at the Heron Lake Community Center, 312 10th Street, Heron Lake, Minnesota 56137, and at any postponements or adjournments thereof (the “Meeting”).
This solicitation is being made by mail, however, the Company may also use its officers, governors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about February 27, 2015.
We have organized this proxy statement into three sections in order to set forth our information in a straightforward and understandable way. You should read all three sections.

•	Questions and Answers about the 2015 annual meeting: this section provides answers to frequently asked questions regarding the purpose of the 2015 annual meeting and meeting procedures.

•	Proxy Proposals: this section provides information and detailed explanation of the proposals to be voted on at the 2015 annual meeting.

•	Required Information: this section provides information that is required by law to be included in the Company's Proxy Statement, which has not been included in Sections I and II.
SECTION I - FREQUENTLY ASKED QUESTIONS ABOUT THE 2015 ANNUAL MEETING AND VOTING

Q.	Why did I receive this proxy statement?

A:
The board of governors is soliciting your proxy to vote at the 2015 annual meeting because you were a member of the Company at the close of business on February 27, 2015, the record date, and are entitled to vote at the meeting.

In order to be considered a member, you must hold a minimum of 2,500 units. If you own fewer than 2,500 units, you are considered a non-member unit holder and have no rights except financial rights with respect to the units you own. We currently have 66 non-member unit holders who own an aggregate of 35,988 Class A units.

Q.	Who can attend the annual meeting?

A:	All members as of the close of business on the record date may attend the 2015 annual meeting.

Q.	What is the record date for the 2015 annual meeting?

A:	February 27, 2015.

Q.	How many membership units are outstanding on the record date?

A:
On February 27, 2015, there was an aggregate total of 77,932,107 units of the Company issued and outstanding, consisting of 62,932,107 Class A units and 15,000,000 Class B units. There are no other classes of units outstanding. Under the Company’s member control agreement, the Class A units and the Class B units are identical with respect to voting rights and privileges. Therefore, when we refer to "units", unless the context otherwise requires, we are referring to the Class A units and Class B units collectively.

Under our member control agreement, only members may vote at the 2015 annual meeting. We currently have 66 non-member unit holders who own an aggregate of 35,988 Class A units. Therefore, the total number of units outstanding and entitled to vote at the 2015 annual meeting is 77,896,119 units.

Q.	What am I being asked to vote on?

A:
Members will vote on one proposal at the 2015 annual meeting, the election of two governors. The following persons have been nominated by the nomination and governance committee for election at the Meeting: David Woestehoff, Doug Schmitz and Gregory L. Grossbach.

Detailed information on each nominee is provided below at "SECTION II - PROPOSALS TO BE VOTED ON, ELECTION OF GOVERNORS." The board of governors believes all three of the nominees are well qualified to serve as a governor of the Company and is not recommending any two particular nominees for election as governors.
Any member who is entitled to appoint a governor pursuant to Section 5.3(a)(iv) of the member control agreement (an "appointing member"), and such appointing members’ affiliates, are not entitled to vote for the election of any governors. As of the record date, Project Viking, L.L.C. ("Project Viking"), a wholly owned subsidiary of Granite Falls Energy, LLC ("Granite Falls Energy"), is the only member entitled to appoint governors under our member control agreement. Accordingly, Granite Falls Energy (and Project Viking) is not entitled to vote for the election of governors.

Q.	How many votes do I have?

A:	On any matter which may properly come before the 2015 annual meeting, members are entitled to one vote for each unit owned of record by such member as of the close of business on the record date.
Units owned by an appointing member, and such appointing member's affiliates, are not entitled to be voted in the election of any governors. Therefore, the 39,420,949 units controlled by Granite Falls Energy as of February 27, 2015 are excluded from voting in the election of governors.

Q.	What is the voting requirement for the election of governors?

A:
Proposal 1 relates to the election of governors. The two nominees who receive the greatest number of votes will be elected governors; provided, that each receives an affirmative vote of affirmative vote of the members holding at least a majority of the units present, in person or by proxy, at the 2015 annual meeting (excluding units controlled by Granite Falls Energy and its affiliates). You may vote "FOR" up to two nominees for the board of governors.  A "WITHHOLD" vote with respect to any nominee will be counted for purposes of determining whether there is a quorum and will have the effect of a vote against the nominee.

Q.	What is the effect of withholding or an abstention?

A:	Abstentions will be counted when determining whether a quorum is present. Abstentions will have the following effect:

•
In Proposal 1, the two nominees who receive the greatest number of votes will be elected governors; provided, that each receives an affirmative vote of a majority of the units present, in person or by proxy, at the 2015 annual meeting (excluding units controlled by Granite Falls Energy and its affiliates).  You may vote “FOR” up to two nominees for the board of governors. If you "WITHHOLD" authority to vote for the election of one or more nominees, it has the same effect as a vote AGAINST that nominee.

Q.	What constitutes a quorum?

A:
At the 2015 annual meeting, a majority in interest of members, represented in person or by proxy, constitutes a quorum necessary for the transaction of business. “Majority in interest” means members holding more than 50% of the units then held by all members.

Because there is an aggregate total of 77,896,119 units held by members (which excludes units held by non-member unit holders), quorum for the 2015 annual meeting requires that 38,948,060 units be represented at the meeting in person or by proxy. If you submit a properly executed proxy, then you will be considered part of the quorum even if you are not physically present at the meeting.

Q.	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2015 annual meeting either in person or by proxy. You may vote using either of the following methods:

•
By Proxy. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its units at the 2015 annual meeting. The units represented by each properly executed proxy card will be voted at the 2015 annual meeting in accordance with the member's directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or fax it to Christianson & Associates, PLLP, Attention: Christina Boike, at (320) 235-5962. If you sign and return the proxy card without specifying any choices, your units will be voted WITHHOLD for all nominees with respect to Proposal 1.

•	In Person at the 2015 Annual Meeting. All members may vote in person at the 2015 annual meeting

Q.	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy at any time before it is voted. If you would like to revoke your proxy, you may do so by:

•	Voting in person at the 2015 annual meeting; or

•	Giving written notice of revocation that is received by Christianson & Associates, PLLP by 5:00 p.m. on Tuesday, March 24, 2015.
Simply attending the 2015 annual meeting will not revoke your proxy, you must revoke your proxy one of the ways described above. If you would like to change your vote, you may do so by revoking your proxy and then voting in person or by proxy as described in the immediately preceding question.

Q.	What happens if I mark too few or too many boxes on the proxy card?

A:	If you do not mark any choices on the proxy card, then the proxy will vote your units WITHHOLD for each nominee named in Proposal 1.
If you indicate your vote only as to one but not all of the nominees in Proposal 1: Election of Governors, the proxy will vote your units as you have directed for the nominee for which you have indicated a vote FOR and will vote your units WITHHOLD as to the other nominees for which you have not provided direction. The nominees are David Woestehoff, Doug Schmitz and Gregory L. Grossbach.
For Proposal 1, you should vote FOR no more than two nominees.
If your voting indications conflict, your proxy will not be valid and your votes will not be cast for that proposal. An example of a conflicting voting indication includes voting both FOR and WITHHOLD for the same nominee or voting FOR all three nominees. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2015 annual meeting.
If any other matters are properly presented to the 2015 annual meeting for action, the Proxy will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with his best judgment.

Q.	Do I have dissenters' rights to any matter acted upon during the 2015 annual meeting?

A:	No. the election of governors is not a circumstance in which the Minnesota Limited Liability Company Act or the Company's member control agreement provides members with dissenters' rights.
Pursuant to the Minnesota Limited Liability Company Act, dissenters' rights are available to members under the following circumstances: (i) an amendment to the articles of organization which materially and adversely affects the rights or preferences of the membership interests of the dissenting member; (ii) a sale, lease, transfer, or other disposition of property and assets requiring member approval; (iii) a plan of merger; (iv) a plan of exchange; (v) a plan of conversion; or (vi) any other action taken to which the articles of organization, member control agreement, bylaws, or a resolution approved by the board of governors directs that dissenting members may obtain payment for their membership units. In addition, the Company's member control agreement does not provide for any dissenters' rights for our members.

Q.	Who will count the vote?

A:	The Company has hired the accounting firm of Christianson & Associates, PLLP to count the ballots.

Q.	How do I nominate a candidate for election as a governor or make a proposal for next year's annual meeting?

A:	This question is answered in the section of this Proxy Statement entitled "MEMBER PROPOSALS FOR 2016 ANNUAL MEETING."

Q.	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements that involve future events, our future performance and our expected future operations and actions.  In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions.  These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those described in this proxy statement and our other Securities and Exchange Commission filings.
Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this proxy statement.  We are not under any duty to update the forward-looking statements contained in this proxy statement.  We cannot guarantee future results, levels of activity, performance or achievements.  We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement.  You should read this proxy statement and the documents that we reference in this proxy statement, completely and with the understanding that our actual future results may be materially different from what we currently expect.  We qualify all of our forward-looking statements by these cautionary statements.
SECTION II - PROPOSALS TO BE VOTED UPON
PROPOSAL 1: ELECTION OF TWO GOVERNORS
Currently, four elected governors and five appointed governors comprise our nine member board of governors. In addition, there are three alternate governors - one alternate to the elected governors and two alternates to the appointed governors. The alternate to the elected governors is appointed collectively by the elected governors. The alternate governors to the appointed governors are appointed by the appointing member. Detailed information regarding non-nominee elected, appointed and alternate governors is provided below under “SECTION III - REQUIRED INFORMATION, GOVERNORS AND OFFICERS.”
Governors that are elected by members (other than the alternate to the elected governors) are currently divided into three classes, with the terms of the governors staggered such that one-third of the governors (or as nearly as possible) are elected annually by the members at each annual meeting. As the term of each class expires, the successors to the governors in that class are elected for a three-year term and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.
The Company's current elected governors and their respective terms are as follows:

Term Expires 2015	David Woestehoff
Doug Schmitz
Term Expires 2017	Michael S. Kunerth
Term Expires 2016	Robert J. Ferguson
Upon the recommendation of the nomination and governance committee, the board of governors has nominated David Woestehoff, Doug Schmitz and Gregory L. Grossbach for election. David Woestehoff and Doug Schmitz are incumbent governors. All three nominees have indicated their willingness to serve as governors if elected.
Under the member control agreement, appointing members, and such appointing member's affiliates, are not entitled to vote for the election of governors. As of the record date, Granite Falls Energy, as a result of its 100% ownership of Project Viking, is the Company's sole appointing member and has appointed five governors to the board of governors pursuant to this right. Accordingly, Granite Falls Energy (and Project Viking) is not entitled to vote for Proposal 1. Detailed information regarding the governors appointed by Granite Falls Energy is provided below under "SECTION III - REQUIRED INFORMATION, GOVERNORS AND OFFICERS."
Except for the appointment right described above, we know of no arrangements or understandings between a governor or nominee and any other person pursuant to which he has been selected as a governor or nominee. There is no family relationship between any of the nominees, our governors or our executive officers.
It is intended that proxies will be voted for the named nominees. The board of governors believes that the nominees named below will be able to serve, but should any of them be unable to serve as a governor, the persons named in the proxies have advised us that they will vote for the election of such substitute nominee(s) as the board of governors may propose.
Information Regarding Nominees
Set forth below is biographical and other information with respect to each of the three nominees for election at the 2015 annual meeting:
David Woestehoff - Age 45, Elected At-Large Governor. Mr. Woestehoff operates grain farming operations in Belle Plaine, Minnesota and Arlington, South Dakota. Mr. Woestehoff is also the founder and 50% owner of Brewery Hill Grain Company, which operates an independent grain elevator in Le Sueur, Minnesota. In 2009, Mr. Woestehoff became president, chief executive officer and majority shareholder of Minnesota Valley Grain Company, LLC, which operates commercial grain elevators in LeCenter, LeSueur and Montgomery, Minnesota. Mr. Woestehoff also serves as the treasurer for Emanuel Lutheran Church in Hamburg, Minnesota and on the board of directors for the Lutheran High School Mayer Foundation. Mr. Woestehoff graduated from the University of Wisconsin in 1990 with a B.S. degree in agricultural business and minors in economics and animal science. Mr. Woestehoff was an original member of our founding board of governors and formerly served as our board president. Mr. Woestehoff also serves one of the Company's appointed directors to the board of directors of Agrinatural Gas, LLC, a majority owned subsidiary of the Company.
Doug Schmitz - Age 51, Elected At-Large Governor. Mr. Schmitz attended Willmar Community College in Willmar, Minnesota, and majored in ag business. Mr. Schmitz is a third generation farmer who has been farming with his brother since 1988. In addition to agriculture, Mr. Schmitz owns and operates Schmitz Grain, Inc., which was purchased from his father in 1991. Schmitz Grain has three locations in southwestern Minnesota and provides services to area farmers in grain merchandising, custom drying, feed sales, seed sales and fertilizer and chemical application. He also currently serves on the board of two privately-held companies: Agri-Tech Systems, Inc. located in Las Vegas, Nevada, and United Ag Resources of Slayton, Minnesota.
Gregory L. Grossbach - Age 67, Governor Nominee. Mr. Grossbach graduated from the Mankato State University with a B.S. degree in mathematics and a M.S. degree in mathematics education from Southwest State University. Mr. Grossbach taught math education for 44 years, just recently retiring from the Owatonna school district. During his teaching career, Mr. Grossbach served on several school district teams and committees and was the department chair for the last five years of his teaching career. In addition to his teaching experience, Mr. Grossbach has owned and managed apartments in Owatonna, Minnesota and Medford, Minnesota for the past 40 years. Mr. Grossbach also owns farmland with his spouse in Wabasha County, Minnesota and Fillmore County, Minnesota.
Vote Required for the Election of Governors
Under our member control agreement, the two nominees who receive the greatest number of votes will be elected governors; provided, that each receives an affirmative vote of affirmative vote of the members holding at least a majority of the units present, in person or by proxy, at the 2015 annual meeting. Members are not entitled to cumulate their voting power for the election of governors. Additionally, any member who is entitled to appoint one or more governors pursuant to Section 5.3(a)(iv) of the member control agreement, and such appointing member's affiliates, are not entitled to vote for the election of governors. Granite Falls Energy, as a result of its 100% ownership of Project Viking, is the only appointing member of the Company. Accordingly, the 39,420,949 units held by Granite Falls Energy (and Project Viking) as of February 27, 2015 are excluded in determining the outcome of the vote for the election of governors.
You may vote "FOR" up to two nominees for the board of governors.  If you "WITHHOLD" authority to vote for the election of one of the governors, it has the same effect as a vote AGAINST that nominee. If you just sign and submit your proxy without voting instructions, your units will be voted “WITHHOLD” each nominee for governor.
THE BOARD BELIEVES ALL OF THE NOMINEES ARE WELL QUALIFIED TO SERVE AS A GOVERNOR OF THE COMPANY AND DOES NOT RECOMMEND ANY PARTICULAR GROUP OR INDIVIDUALS OF THE ABOVE NOMINEES FOR ELECTION AS GOVERNORS AT THE 2015 ANNUAL MEETING.

SECTION III - REQUIRED INFORMATION
GOVERNORS AND OFFICERS
Our board of governors consists of nine governors, including five appointed governors and four elected governors.
    Under Section 5.3(a)(iv) of the member control agreement, any member who, together with such member’s affiliates, holds 9% or more of the units outstanding is entitled to appoint one governor to the board for every 9% of units held, up to the right to appoint a maximum of four governors by any member who, together with such member’s affiliates, holds 36% or more of the units outstanding but less than a majority of the units outstanding. No member who, together with such member’s affiliates, holds 45% or more of the units outstanding but less than a majority of the units outstanding is entitled to appoint a majority of the governors to the board, notwithstanding the fact that such member together with such member’s affiliates owns 45% or more but less than a majority of the units outstanding. Any member who, together with such member’s affiliates, holds a majority of the units outstanding is entitled to appoint a majority of the governors (five governors) to the board of governors. An appointed governor serves indefinitely at the pleasure of the member appointing him or her (so long as such member and its affiliates continue to hold a sufficient number of units to maintain the applicable appointment right) until a successor is appointed, or until the earlier death, resignation or removal of the appointed governor.
Project Viking, a wholly owned subsidiary of Granite Falls Energy, is the only member entitled to appoint governors under Section 5.3(a)(iv) of our member control agreement. Granite Falls Energy, through Project Viking, controls 39,420,949 units, or approximately 50.6% of our issued and outstanding units. Accordingly, Granite Falls Energy has the right to appoint a majority of the Company’s board of governors and has appointed the following five governors: Paul Enstad, Rod Wilkison, Dean Buesing, Marten Goulet, and Leslie Bergquist.
In addition to our appointed and elected governors, our board of governors includes three alternate governors. Two of these alternates serve as available replacements to the appointed governors and are designated by Granite Falls Energy. One of the alternate governors serves as an available replacement to the elected governors and is designated by the elected governors of the board of governors. The alternate governors are entitled to attend and participate in all meeting of the board, but are only entitled to vote at a board meeting at which an appointed governor or elected governor for which the alternate is serving is absent. The alternates to the appointed governors designated by Granite Falls Energy are Kenton Johnson and Martin Seifert. The alternate to the elected governors selected by the elected governors is Milton McKeown.

Name	Age	Position	Term Expires/Appointed
Paul Enstad	55	Governor, President of the Board	Appointed by Granite Falls Energy
Rodney Wilkison	60	Governor, Vice President of the Board	Appointed by Granite Falls Energy
Michael S. Kunerth	47	Elected Governor, Secretary of the Board	Term Expires 2017
David Woestehoff	45	Elected Governor	Term Expires 2015
Doug Schmitz	52	Elected Governor	Term Expires 2015
Robert J. Ferguson	66	Elected Governor	Term Expires 2016
Milton J. McKeown	69	Alternate Elected Governor	Alternate to Elected Governors
Dean Buesing	62	Appointed Governor	Appointed by Granite Falls Energy
Marten Goulet	35	Appointed Governor	Appointed by Granite Falls Energy
Leslie Bergquist	55	Appointed Governor	Appointed by Granite Falls Energy
Kenton Johnson	26	Alternate Appointed Governor	Alternate to Appointed Governors
Martin Seifert	42	Alternate Appointed Governor	Alternate to Appointed Governors

Biographical Information for Non-nominee Elected and Appointed Governors
Set forth below is biographical and other information with respect to each of the appointed and elected governors serving continuing terms. This information was reviewed and updated by the governors in February 2014.
Paul Enstad - Age 55, Appointed Governor, President of the Board of Governors. Mr. Enstad was appointed as a governor by Granite Falls Energy, LLC effective July 31, 2013. Mr. Enstad has been farming near Granite Falls, Minnesota since 1978. He and his two brothers currently farm together as a partnership and raise corn and soybeans. He served on the board of directors of Farmers Cooperative Elevator Company, a member of the Company, for 15 years until 2011. Mr. Enstad also serves as chairman and as a governor of Granite Falls Energy, LLC, an SEC-reporting company. Mr. Enstad also serves one of the Company's appointed directors to the board of directors of Agrinatural Gas, LLC, a majority owned subsidiary of the Company.
Rod Wilkison - Age 60, Appointed Governor, Vice President of the Board of Governors. Mr. Wilkison was appointed as a governor by Granite Falls Energy, LLC effective July 31, 2013. Mr. Wilkison has been the owner and chief executive officer of Wilkison Consulting Service since 1985. Wilkison Consulting Service provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses. Prior to starting his consulting business, Mr. Wilkison worked for two different banks for over eleven years and continues to work closely with several area banks on joint clients. Mr. Wilkison graduated from Pipestone Area Vocational Technical Institute with a degree in Agricultural Banking. Mr. Wilkison is certified by the Minnesota Department of Agriculture as a Farm Business Management Instructor. Mr. Wilkison also serves as vice-chairman and as a governor of Granite Falls Energy, LLC, an SEC-reporting company. Mr. Wilkison is a member of and serves as the chairman of the audit committee for both the Company and Granite Falls Energy, LLC.
Michael S. Kunerth - Age 47, Elected Governor, Secretary of the Board of Governors. Mr. Kunerth has operated a corn and soybean farm in Brewster, Minnesota since 1990. Since 1992, Mr. Kunerth has also operated a retail seed service business and precision ag business. From 1994 to 2008, Mr. Kunerth also served as the Clerk of Graham Lakes Township. He holds a B.S. degree in business management from St. John's University, Collegeville, Minnesota. Mr. Kunerth was an original member of our founding board of governors and formerly served as treasurer. Mr. Kunerth is a member of the audit committee for the Company and past chair of the audit committee. He was also past chair of the compensation committee.
Robert J. Ferguson - Age 66, Elected Governor. Since 1972, Mr. Ferguson has farmed near Heron Lake, Minnesota. Mr. Ferguson was formerly a Jackson County Commissioner and served on the Jackson County Planning and Zoning board and the Prairieland Economic Development board. In addition, he is a member of the Jackson County Corn and Soybean Associations. Mr. Ferguson attended Worthington Community College to pursue his associate of arts degree in business administration but just after graduation was drafted by the U.S. Army to serve in the Vietnam War. Mr. Ferguson was an original member of our founding board of governors and formerly served as our president and chief executive officer from 2007 to 2013. Mr. Ferguson also serves one of the Company's appointed directors to the board of directors of Agrinatural Gas, LLC, a majority owned subsidiary of the Company.
Milton J. McKeown - Age 69, Alternate Elected Governor. Mr. McKeown was appointed as an alternate governor by the board of governors effective July 31, 2013. From 1991 to his retirement in October 2006, Mr. McKeown managed the Heron Lake Insurance Agency. While he is currently retired, Mr. McKeown is active in community affairs. Mr. McKeown graduated from Dakota State University with a B.S. degree in Industrial Arts. Mr. McKeown was an original member of our founding board of governors, serving as an at-large governor until July 2013, when he was appointed as an alternate at-large governor.
Dean Buesing - Age 62, Appointed Governor. Mr. Buesing was appointed as a governor by Project Viking effective July 31, 2013. Mr. Buesing and his brother have been farming near Granite Falls since 1973, raising corn and soybeans. Since 1980, he has served as president of Buesing Farms, Inc. He is also President of Buesing-Buesing, LLC, which is a farming operation formed in 2006. In 2007, Buesing Ag Partnership was formed, in which he is a partner with his brother and nephew. Mr. Buesing was a director of Minnesota Corn Processors, LLC, an ethanol production facility located near Marshall, Minnesota from 1998 to 2002. Minnesota Corn Processors, LLC was bought by Archer Daniels Midland in 2002. While a director of Minnesota Corn Processors, LLC, he also served on the long range planning and development committee. From 2007 to 2011, Mr. Buesing served as a director and secretary of SW Energy, LLC, a development stage ethanol production facility located near McCook, Nebraska. From 1992 to 2000, he was also a director and treasurer of Yellow Medicine Soybean Growers. He is also currently a member of the Minnesota Soybean and Corn Growers Associations. Mr. Buesing also serves as a governor and secretary of Granite Falls Energy, an SEC-reporting company.
Marten Goulet - 35, Appointed Governor. Mr. Goulet was appointed as a governor by Granite Falls Energy, LLC effective July 31, 2013. Mr. Goulet is the chief financial officer of Wagner Construction, Inc. Based in International Falls, Minnesota, Wagner Construction, Inc. is an underground utility and site development contractor with operations in Minnesota, North Dakota, Michigan, Arizona, and Canada. Prior to joining Wagner Construction, Inc., Mr. Goulet spent 8 years in the Twin Cities managing banking relationships and providing financial services to companies with annual revenues of $20 million to $1 billion, including construction, manufacturing, wholesaling, and service-related industries. Mr. Goulet received his B.A. in finance from Bemidji State University and his M.B.A. in accounting from the University of St. Thomas in St. Paul. Mr. Goulet also serves as a governor of Granite Falls Energy, LLC, an SEC-reporting company. Mr. Goulet is an alternate member of the audit committee for the Company and a member of the audit committee for Granite Falls Energy, LLC.
Leslie Bergquist - Age 55, Appointed Governor. Mr. Bergquist was appointed as a governor by Project Viking effective March 21, 2014. Mr. Bergquist served as Project Viking's alternate appointed governor from July 31, 2013 until his appointment as an appointed governor. Mr. Bergquist is currently the owner and President of Bergquist Consulting Corporation, performing commercial and agricultural loan reviews and appraisal reviews. He also serves as a farm manager for Fagen Farms, LLC, which is an affiliate of Fagen, Inc., and a bus driver for Bennett & Bennett Transportation, Inc. Prior to founding Bergquist Consulting Corporation in January 2012, Mr. Bergquist served as a senior credit analyst for Forstrom Bancorporation, Inc. from May 2007 through December 2011. He also previously worked at Yellow Medicine County Bank, holding the positions of President, Vice President, and director over the course of his tenure. Mr. Bergquist's community involvement includes current and previous involvement with the Minnesota Bankers Association, Minnesota Valley Antique Farm Power and Machinery Association, Granite Falls Kiwanis, Scholarship Yellow Medicine East, Steelesville Cemetery Association, City of Granite Falls Planning Commission, and Granite Falls Lutheran Church. He received his Bachelor's degree in Agronomy from the University of Minnesota. Mr. Bergquist also serves as a governor of Granite Falls Energy, an SEC-reporting company. Mr. Bergquist is a member of the audit committee for the Company and the audit committee for Granite Falls Energy, LLC. Mr. Bergquist also serves one of the Company's appointed directors to the board of directors of Agrinatural Gas, LLC, a majority owned subsidiary of the Company.
Kenton Johnson - Age 26, Alternate Appointed Governor. In March 2014, Granite Falls Energy, LLC appointed Mr. Johnson to fill its alternate appointed seat on the board of governors. Previously, Mr. Johnson was appointed to our Board of Governors by Project Viking, LLC from August 30, 2011 until July 31, 2013. Additionally, Mr. Johnson previously served as the Company's board secretary. Mr. Johnson currently raises corn and soybeans with his father south of Granite Falls, Minnesota. In May of 2007, Mr. Johnson started managing his own farming operation. In August of 2009, Mr. Johnson became chief executive officer and shareholder of Prairie View Farms, Inc. Prairie View Farms has been a family owned and operated farming business since 1990. Mr. Johnson is a member of the Minnesota Corn Growers Association and the Minnesota Soybean Growers Association. Mr. Johnson served on the board at Granite Falls Energy, LLC, an SEC-reporting company since April 2013. He also serves on the board of Bushmills Ethanol, Inc. He is a member of YME Hoops Club and Granite Falls Lutheran Church. Mr. Johnson received his B.S. in agriculture business management from Southwest Minnesota State University.
Martin Seifert - Age43, Alternate Appointed Governor. Mr. Seifert was appointed as one of Granite Falls Energy, LLC's alternate appointed governor in March 2014. Since December 2014, Mr. Seifert has been employed as a government relations consultant with Flaherty & Mood, P.A. of St. Paul, Minnesota. He previously served as the executive director of the Avera Marshall Foundation at Avera Marshall Regional Medical Center from October 2010 to December 2013. Mr. Seifert has also been a realtor with Real Estate Retrievers since 2010. Prior to joining the Avera Marshall Foundation and Real Estate Retrievers, Mr. Seifert was a member of the Minnesota House of Representatives from 1996 to 2011. He also served as minority leader in the Minnesota House of Representatives from 2006 to 2009. Mr. Seifert graduated from Southwest Minnesota State University in 1995. Mr. Seifert currently resides in Marshall, Minnesota.
Biographical Information for Executive Officers
Steve Christensen - Age 57, Chief Executive Officer. Mr. Christensen was named chief executive officer of the Company effective as of July 31, 2013, pursuant to the Company’s management services agreement with Granite Falls Energy, LLC. Mr. Christensen continues to serve as chief executive officer and general manager of Granite Falls Energy, LLC, positions he has held since April 2012. From 2005 through December 2011, Mr. Christensen was chief executive officer and general manager of Western Wisconsin Energy, LLC, which owned and operated an ethanol plant in Boyceville, Wisconsin until its purchase by Big River Resources in December 2011. Mr. Christensen also has a family farm operation with his brother in southwest Iowa. Mr. Christensen holds a B.S. degree in animal science from Iowa State University and has completed some post graduate work in business.
Stacie Schuler - Age 42, Chief Financial Officer. Ms. Schuler was named chief financial officer of the Company effective as of July 31, 2013, pursuant to the Company’s management services agreement with Granite Falls Energy, LLC. Ms. Schuler continues to serve as chief financial officer and controller of Granite Falls Energy, LLC, positions she has held since July 2005. Ms. Schuler worked for Cargill, Incorporated from 1997 to 2005. Ms. Schuler received her accounting degree through Southwestern Technical College in Granite Falls, Minnesota and Southwest State University in Marshall, Minnesota.
Eric Baukol - Age 32, Risk Manager. Mr. Baukol was named risk manager of the Company effective as of July 31, 2013, pursuant to the Company’s management services agreement with Granite Falls Energy, LLC. Mr. Baukol continues to serve as the risk manager of Granite Falls Energy, LLC, a position he has held since June 2010. Prior to joining Granite Falls Energy, Mr. Baukol was employed as a market analyst for Country Hedging, Inc. (now CHS Hedging), a farm marketer for Cargill, and as a location manager for Canby Farmers Grain.  Mr. Baukol holds a B.S. degree in Agricultural Education from the University of Wisconsin-River Falls and a Master’s degree in business administration from Southwest Minnesota State University.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"). Except as indicated by footnote, a person named in the tables below has sole voting and sole investment power for all units beneficially owned by that person. The beneficial ownership percentages are based on 77,932,107 units issued and outstanding as of February 27, 2015, which includes 35,988 Class A units held by non-members.

As of February 27, 2015, the following beneficial owners owned or held 5% or more of our outstanding membership units:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Class A Units	Granite Falls Energy, LLC	24,420,949	Class A Units	38.81%
Class B Units	Granite Falls Energy, LLC	15,000,000	Class B Units	100.00%
All Classes	Granite Falls Energy, LLC	39,420,949	Units	50.58%
_______________________

(1)
Based on Amendment No. 4 to Schedule 13D filed on August 2, 2013 by Project Viking, LLC and Granite Falls Energy, LLC. Effective July 31, 2013, Granite Falls Energy purchased from Roland J. (Ron) Fagen and Diane K. Fagen 100% of the membership interests of Project Viking.

(2)
Each of Paul Enstad, Rodney Wilkison, Dean Buesing, Marten Goulet, Leslie Bergquist, Kenton Johnson and Martin Seifert, were appointed to our board by Granite Falls Energy, and each serves a governor on the board of governors of Granite Falls Energy. However, each of Messrs. Enstad, Wilkison, Buesing, Goulet, Bergquist, Johnson and Seifert disclaim beneficial ownership of the securities indicated, and the reporting herein of such securities shall not be construed as an admission that any of the foregoing is the beneficial owner thereof for purposes of Section 16 or for any other purpose.

SECURITY OWNERSHIP OF MANAGEMENT AND NOMINEES
As of February 27, 2015, members of our board of governors, nominees to our board of governors and executive officers own units as set forth in the following table. The beneficial ownership percentages are based on 77,932,107 units issued and outstanding as of February 27, 2015, which includes 35,988 Class A units held by non-members. Unless otherwise indicated and subject to community property laws where applicable, each unit holder named in the table below has sole voting and investment power with respect to the units shown opposite such unit holder’s name.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class	Percent of All Classes
Class A Units	David J. Woestehoff (2)	3,239,846	Class A Units	5.15%	4.16%
Class A Units	Doug Schmitz (3)	2,039,675	Class A Units	3.24%	2.62%
Class A Units	Robert J. Ferguson (4)	296,250	Class A Units	*	*
Class A Units	Michael S. Kunerth (5)	966,000	Class A Units	1.53%	1.24%
Class A Units	Milton J. McKeown (6)	122,000	Class A Units	*	*
Class A Units	Leslie Bergquist	—	—	*	*
Class A Units	Dean Buesing	—	—	*	*
Class A Units	Steve Christensen	—	—	*	*
Class A Units	Paul Enstad	—	—	*	*
Class A Units	Martin Goulet	—	—	*	*
Class A Units	Kenton Johnson	—	—	*	*
Class A Units	Stacie Schuler	—	—	*	*
Class A Units	Martin Seifert	—	—	*	*
Class A Units	Rod Wilkison	—	—	*	*
Class A Unit	Gregory L. Grossbach (7)	10,000	Class A Units	*	*
TOTAL:		6,663,771	Class A Units	10.59%	8.55%
_______________________

(*)	Indicates that the membership units owned represent less than 1% of the outstanding units.

(1)	The address of each beneficial owner is deemed to be the address of the Company.

(2)	All units are owned jointly by Mr. Woestehoff and his spouse.

(3)
Includes 860,000 units owned by Doug Schmitz, 38,092 units owned by Mr. Schmitz and his spouse, 44,432 units owned by Mr. Schmitz’s spouse, and 1,097,151 units owned by Schmitz Grain Inc., which is controlled by Doug Schmitz.

(4)	All units are owned jointly by Mr. Ferguson and his spouse.

(5)
Includes 483,000 units owned by the Michael Kunerth Trust under agreement dated July 18, 2006, and 483,000 units owned by the Dawn Kunerth Trust under agreement dated July 18, 2006. Mr. Kunerth and his spouse are trustees of each of these trusts.

(6)	All units are owned jointly by Mr. McKeown and his spouse.

(7)	All units are owned jointly by Mr. Grossbach and his spouse.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires our governors, officers and persons who own more than 10% of our units to file reports of ownership and changes in ownership in our units with the Securities and Exchange Commission, and to furnish us with copies of the reports. Based on our review of such reports, we believe that our governors, officers and owners of 10% or more of our units timely filed all required Section 16(a) reports during our fiscal year ended October 31, 2014.
BOARD OF GOVERNORS' MEETINGS AND INDEPENDENCE
The board of governors generally meets once per month. The board of governors held twelve (12) regularly scheduled meetings during the fiscal year ended October 31, 2014. All governors attended at least 75% of the aggregate of all meetings of the board of governors and all committees of the board on which he or she served during the fiscal year ended October 31, 2014.
The board of governors does not have a formalized process for unit holders to send communications to the board. The board of governors feels this is reasonable given the accessibility of our governors. Members desiring to communicate with the board are free to do so by contacting a governor via our website, fax, phone or in writing. The names of our governors are listed on the Company's website at www.heronlakebioenergy.com.
The board does not have a policy with regard to governors' attendance at annual meetings. Last year, all governors and alternate governors serving at the time of the last annual meeting in 2014 attended that annual meeting except for Robert Ferguson and Milton McKeown. Due to this high attendance record, it is the view of the board that such a policy is unnecessary.
Board Leadership Structure
The Company is managed by a chief executive officer that separate from the chairman of the Board. Our chief executive officer is employed by Granite Falls Energy and is provided on a part-time basis to the Company pursuant to our management services agreement with Granite Falls Energy.
Separation of the two offices is not mandated by the Company’s corporate governance guidelines or Operating and Member Control Agreement. The Board has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the Board.
Committees of Our Board of Governors
During fiscal 2014, our board of governors had four standing committees: the audit committee, compensation committee, nomination and governance committee and risk management committee.
Audit Committee. The audit committee’s function is one of oversight and, in that regard, the audit committee meets with our management and independent registered public accounting firm to review and discuss our financial reporting and our controls respecting accounting. The audit committee consists of Messrs. Rodney Wilkison (Chairman), Leslie Bergquist, and Michael Kunerth. Marten Goulet also serves as an alternate member of the audit committee
Compensation Committee. The board of governors' three member non-employee executive committee serves as our compensation committee. The executive board is responsible for discharging the board’s responsibilities relating to compensation of our Company’s executive officers. The executive board has the authority to approve and make recommendations to the board with respect to the compensation of the chief executive officer of the Company and evaluates the chief executive officer’s performance in light of his goals and objectives, as determined by the executive board. The executive board consults with the chief executive officer with respect to compensation for the Company’s other executives and the chief executive officer may be present at meetings for deliberations on non-CEO executive officer compensation, but he may not vote. The executive board consists of Messrs. Paul Enstad (Chairman), Rodney Wilkison, and Michael Kunerth.

Nominating Committee. The nominating committee is responsible for identifying individuals qualified to become board members and recommending to the board of governors the governor nominees to be considered for election by members and for election by the board of governors to fill any vacancy or newly created governorship. The nominating committee consists of Messrs. Robert Ferguson, Michael Kunerth, Leslie Bergquist, Milton McKeown and Lee Uldbjerg (Chairman).
Risk Management Committee. The risk management committee’s function is to assist the board of governors in assessing and managing the risks associated with managing our processing margin and the purchase and sale of commodities required in connection with or produced as a result of our production of ethanol. The risk management committee consists of Steve Christensen, our chief executive officer, and Eric Baukol, our risk manager.
Board's Role In Risk Oversight
The Board is actively involved in overseeing all material risks that face the Company, including risks related to changes in commodity prices. The Board administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers' management of the Company, and through its risk management committee. In some cases, risk oversight is addressed as part of the full board’s engagement with the CEO and management. In other cases, a board committee is responsible for oversight of specific risk topics. The audit committee oversees risks related to internal control over financial reporting, the risk management committee oversees risks related to commodity prices and instruments, and the compensation committee reviews the Company’s compensation policies, programs and procedures and oversees risks and relevant risk controls related to the Company’s compensation policies, programs and procedures, including the incentives they create.
Governor Independence
The board of governors undertook a review of governor independence in February 2015 as to all of the governors then serving. The board considers all relevant facts and circumstances. In assessing the materiality of a governor's relationship to the Company, the board considers the issues from the governor's standpoint and from the perspective of the persons or organizations with which the governor has an affiliation and is guided by the standards set forth by the SEC and NASDAQ. An independent governor must not have any material relationship with the Company, directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a governor.
As a result of its review, the board of governors affirmatively determined that Paul Enstad, Rodney Wilkison, Marten Goulet, David Woestehoff, Leslie Bergquist, Michael S. Kunerth, Milton J. McKeown, Kenton Johnson, and Martin Seifert are independent according to the “independence” definition of the NASDAQ Listing Rules. Our board of governors took into account that Paul Enstad, Rodney Wilkison, Marten Goulet, Leslie Bergquist, Kenton Johnson, and Martin Seifert are appointed to our board of governors by Granite Falls Energy and that they each serve as a governor of Granite Falls Energy and, which has voting and disposition control over 50.6% of the Company’s units. However, per SEC Rule 10A-3(e)(1)(ii)(B), ownership of 10% of an issuer’s securities does not create a presumption of affiliation and thus lack of independence and, based upon all other factors, the board made the determination that Paul Enstad, Rodney Wilkison, Marten Goulet, Leslie Bergquist, Kenton Johnson, and Martin Seifert were independent
Robert J. Ferguson is not “independent” under the NASDAQ Listing Rules because he served as our chief executive officer from 2007 to 2013 and sold a significant amount of grain to us in fiscal year 2014. Doug Schmitz is also not independent because he sold a significant amount of grain to us in fiscal year 2014 through an affiliated entity.
Code of Ethics
The board has adopted a code of ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications. The code of ethics applies to all of our employees, officers, and governors, including our chief executive officer, chief financial officer, and risk manager. The code of ethics is available free of charge on written request to Heron Lake BioEnergy, LLC, 91246 390th Avenue, Heron Lake, Minnesota 56137.
NOMINATION AND GOVERNANCE COMMITTEE
The nomination and governance committee operates under a charter adopted by the board of governors. Our nomination and governance committee charter is available on our website at www.heronlakebioenergy.com.
Messrs. Ferguson, Kunerth, Bergquist, McKeown and Uldbjerg currently serve as the Company's nominating committee. The chairperson of the nominating committee is Mr. Uldbjerg, who is the principal of Uldbjerg Consulting LLC and not a member of our board of governors.

The nominating committee has the authority to engage consultants, and during fiscal year 2014 engaged Uldbjerg Consulting LLC to help identify and evaluate potential governor nominees. As part of the engagement, Uldbjerg Consulting LLC agreed to provide the services of Mr. Uldbjerg as the nomination and governance committee chair and that he would attend all meetings of the Company's nomination and governance committee and attend board of governor meetings as requested by our board. In exchange for these services, we agreed to pay Uldbjerg Consulting LLC $250 per each nominating meeting attended by Mr. Uldbjerg plus travel expenses and mileage at IRS approved rates. We paid Uldbjerg Consulting LLC a total of approximately $2,081 for his services on our nomination and governance committee. The nomination and governance committee held five meetings in order to nominate candidates for the 2015 annual meeting and all members of the nomination and governance committee attended at least 75% of these meetings.
The nomination and governance committee’s responsibilities include: (1) identifying and nominating individuals qualified to serve as governors and on committees of the board; (2) advising the governors with respect to the board’s composition, procedures and committees; (3) developing and recommending to the board a set of corporate governance principles; and (4) overseeing the evaluation of the board and the board committees.
The charter of the nomination and governance committee requires that this committee consist of at least two members of the board of governors. A majority of members of the nomination and governance committee must satisfy the independence requirements of the NASDAQ Listing Rules, as adopted in the Company’s Governance Guidelines. The membership of our nomination and governance committee meets the requirements of its charter.
The nomination and governance committee will consider candidates for board membership suggested by members of that committee, other governors, as well as management and members.
Criteria for Nomination to the Board
The nomination and governance committee is responsible for identifying, evaluating and approving qualified candidates for nomination as governors. The committee has not adopted minimum qualifications that nominees must meet in order for the committee to recommend them to the board of governors, as the committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account our needs and the needs of the board of governors. The nomination and governance committee evaluates each prospective nominee against the standards and qualifications set out in our Governance Guidelines, including:

•
Background, including demonstrated high personal and professional ethics and integrity; and the ability to exercise good business judgment and enhance the board’s ability to manage and direct the affairs and business of the Company;

•
Commitment, including the willingness to devote adequate time to the work of the board and its committees, and the ability to represent the interests of all members and not a particular interest group;

•	Board skills needs, in the context of the existing makeup of the board, and the candidate’ s qualification as independent and qualification to serve on board committees;

•	Diversity, in terms of knowledge, experience, skills, expertise, and other demographics which contribute to the board’s diversity; and

•	Business experience, which should reflect a broad experience at the policy-making level in business, government and/or education.
The nomination and governance committee also considers such other relevant factors, as it deems appropriate. The committee will consider persons recommended by the members in the same manner as other nominees.
Process for Identifying and Evaluating Nominees
The process for identifying and evaluating nominees to the board of governors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the board and, if the nomination and governance committee deems appropriate, a third-party search firm. The nomination and governance committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. We have not engaged a third-party search firm to assist us in identifying potential governor candidates, but the nomination and governance committee may choose to do so in the future.

Member Proposals for Nominees
The nomination and governance committee will consider written proposals from members for nominees for governor. Any such nominations should be submitted in writing to the nomination and governance committee in care of the board secretary and should accompanied by a completed nominee questionnaire which includes the nominating member's name and contact information, a brief description of the candidate's business experience, civic involvement, education and such other information as the member submitting the recommendation believes is relevant to the evaluation of the candidate. All member recommendations for the election of governors at the 2016 annual meeting must be received by the Company no later than November 4, 2015.
AUDIT COMMITTEE
Currently, the audit committee consists of three governors: Michael S. Kunerth, Rod Wilkison (chair) and Leslie Bergquist. Additionally, Marten Goulet was appointed as an alternate member to the committee.
The audit committee assists the board in fulfilling its oversight responsibility for: (1) the integrity of our financial statements and financial reporting process and our systems of internal accounting and financial controls; (2) the performance of our internal audit function; (3) the annual independent integrated audit of our consolidated financial statements and internal control over financial reporting; and (4) our compliance with legal and regulatory requirements, including our disclosure controls and procedures. The duties and responsibilities of the audit committee include the engagement of our independent registered public accounting firm and the evaluation of our accounting firm’s qualifications, independence and performance.
The charter of the audit committee requires that the audit committee be comprised of three or more governors, a majority of whom must be “independent” under the NASDAQ Listing Rules, as adopted in the Company’s Governance Guidelines. A majority of the members must also be non-executive governors, free from any relationship that would interfere with the exercise of independent judgment and “independent” as defined by the applicable rules and regulations of the Securities and Exchange Commission. Moreover, all members of the committee must have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the committee must have accounting or related financial management expertise. The board of governors determined that the membership of the audit committee meets the requirements of its charter. During fiscal year 2013, the audit committee met four times.
In February 2015, the board of governors reviewed the qualifications of each member of the audit committee for the purpose of determining whether any governor serving on the audit committee would qualify as an “audit committee financial expert” as that term is defined under the rules of the Securities and Exchange Commission. Based upon that review, the board of governors determined that Mr. Wilkison qualifies as an audit committee financial expert. Mr. Wilkison's experience as the owner and chief executive officer of Wilkison Consulting Service, which provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses, qualifies him to be the Audit Committee's financial expert.
Independent Registered Public Accounting Firm
The audit committee selected Boulay PLLP, as independent registered public accountants for the fiscal year November 1, 2013 to October 31, 2014. A representative of Boulay PLLP, is expected to be present at the 2015 annual meeting of members and will have an opportunity to make a statement if so desired. The representative is also expected to be available for questions from the members.
Audit Fees
The following is an explanation of the fees billed to us by Boulay PLLP for professional services rendered for the fiscal years ended October 31, 2014 and October 31, 2013, which totaled approximately $180,000 and $236,000, respectively.
Audit Fees. The aggregate fees billed to us for professional services related to the audit of our annual financial statements, review of financial statements included in our reports with the Securities and Exchange Commission, or other services normally provided by Boulay PLLP in connection with statutory and regulatory filings or engagements for the fiscal years ended October 31, 2014 and October 31, 2013 totaled approximately $130,000 and $168,000, respectively.
Tax Fees. The aggregate fees billed to us by Boulay PLLP for professional services related to tax compliance (year-end tax preparation of the partnership return and associated K-1's) for the fiscal year ended October 31, 2014 and October 31, 2013 totaled approximately $19,000 and $25,000, respectively.
All Other Fees. The aggregate fees billed to us by Boulay PLLP for professional services related to all other fees for the fiscal years ended October 31, 2014 and October 31, 2013 totaled approximately $31,000 and $43,000, respectively. The other fees were billed for services rendered for the Renewable Identification Number (RINs) agreed-upon procedures as well as other financial, tax, and operational related consulting.

Audit Committee Report
This is a report of the audit committee of the board of governors of Heron Lake BioEnergy, LLC for the year ended October 31, 2014. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.
In accordance with its charter, the audit committee reviewed and discussed the audited financial statements with management and Boulay PLLP, our independent accountants. The discussions with Boulay PLLP also included the matters required by Statement on Auditing Standards No. 114 (Communication with Audit Committees).
Boulay PLLP provided to the audit committee the written disclosures and the letter regarding its independence as required by the Public Company Accounting Oversight Board. This information was discussed with Boulay PLLP.
Based on the discussions with management and Boulay PLLP, the audit committee’s review of the representations of management and the report of Boulay PLLP, the audit committee recommended to our board of governors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended October 31, 2014, to be filed with the Securities and Exchange Commission.
Submitted By the Audit Committee of the Board of Governors:

Rodney Wilkison	Michael S. Kunerth
Leslie Bergquist	Martin Goulet
Audit Committee Pre-Approval Policies
We have adopted pre-approval policies and procedures for the audit committee that require the audit committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the audit committee may delegate the authority to pre-approve any engagement or service less than $10,000 to one of its members, but requires that the member report such pre-approval at the next full audit committee meeting. The audit committee may not delegate its pre-approval authority for any services rendered by our independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the audit committee’s responsibilities to our management. Under the policies and procedures, the audit committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.
All of the services described above for fiscal year 2014 were pre-approved by the audit committee or a member of the committee before Boulay PLLP was engaged to render the services.
COMPENSATION COMMITTEE
The compensation committee operates under a charter adopted by the board of governors. Our compensation committee charter is available on our website at www.heronlakebioenergy.com. The board of governors has acted as a compensation committee for the Company and no separate committee was established.
Our board of governors performs the same tasks usually performed by a compensation committee overseeing our compensation and employee benefit plans and practices, including any executive compensation plans, governor compensation plans and incentive compensation and equity-based plans. The charter of the compensation committee requires majority of members of the compensation committee must satisfy the independence requirements of: (1) the NASDAQ Listing Rules, as adopted in the Company’s Governance Guidelines; (2) Section 16b-3 of the Exchange Act, if Section 16 is applicable to the Company; and (3) Section 162(m) of the Internal Revenue Code of 1986, all as amended from time to time. A majority of the members of our board meet these requirements. During fiscal year 2014, the board met three times to review our compensation and employee benefit plans and practice.
For additional information on the responsibilities and activities of the executive board, including the process for determining executive compensation, see the section of this proxy statement entitled "COMPENSATION OF GOVERNORS AND EXECUTIVE OFFICERS - Compensation Discussion and Analysis."
MEMBER PROPOSALS FOR 2015 ANNUAL MEETING
The proxy rules of the Securities and Exchange Commission permit equity owners of a company, after timely notice to the Company, to present proposals for action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for action by equity owners and are not properly omitted by Company action in accordance with the proxy rules.

The 2016 annual meeting of members is expected to be held during the last half of March 2016, and proxy materials in connection with that meeting are expected to be mailed on or about the last business day of February 2016.
Under the rules of the SEC, including Rule 14a-8 of the Securities Exchange Act of 1934, any member proposal to be considered by us for inclusion in the proxy material for the 2016 annual meeting must be received by the secretary of the Company, 191246 390th Avenue, Heron Lake, Minnesota 56137, no later than one-hundred and twenty (120) days prior to when we mailed the proxy materials for the 2015 annual meeting. Accordingly, we determined that members must submit proposals related to the 2016 annual meeting of members to the Company by November 4, 2015. The submission of a proposal does not guarantee its inclusion in the proxy statement or presentation at the annual meeting unless certain securities laws requirements are met. Proposals submitted later than November 4, 2015 will be considered untimely and will not be included in our proxy statement for the 2016 annual meeting. We suggest that any proposal be submitted by certified mail - return receipt requested.
Pursuant to our nominating committee charter, members of the Company may submit recommendations for governor candidates to the chairman of the nominating committee. All such nominations must be submitted in writing to the nomination and governance committee at Heron Lake BioEnergy, LLC, 1191246 390th Avenue, Heron Lake, Minnesota 56137. Such submissions should include the nominating member's name and contact information, a brief description of the candidate's business experience, civic involvement, education and such other information as the member submitting the recommendation believes is relevant to the evaluation of the candidate.
For candidates to be considered for election at the 2016 annual meeting, the recommendation must be received by the Company by November 4, 2015. Candidates properly submitted by members of the Company or members of the nomination and governance committee will be considered in the same manner as those submitted by third-party search firms, if any, to the nomination and governance committee.
Additionally, the Company will also be soliciting governor candidates by notifying members of a “Call for Board of Governors Nominations” in the fall of 2015.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Transactions in Fiscal Year 2014
Except as disclosed below or "SECTION III - REQUIRED INFORMATION, EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION", we have not entered into any transaction since the beginning of fiscal year 2014 and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.
Corn Transactions
In the ordinary course of business, we regularly enter into transactions to buy grain. From time to time, we may buy grain from related persons on the same basis as we buy grain from unrelated parties. For the fiscal year ended October 31, 2014, we purchased approximately $626,000 in grain from Robert J. Ferguson and approximately $14.2 million in grain from Schmitz Grain, Inc. Schmitz Grain, Inc. is controlled by Doug Schmitz, a governor.
Unit Transactions with Governors
In May 2013, the Company sold an aggregate principal amount of approximately $1.4 million of the Company’s 7.25% Subordinated Secured Notes due 2018 (the “interim subordinated notes”). On September 18, 2013, the Company sold an aggregate principal amount of $2,838,000 of the Company’s 7.25% Secured Subordinated Notes due 2018 (the "notes") which were subject to an indenture (the “indenture”) between the Company and U.S. Bank National Association (“U.S. Bank”), as trustee and collateral agent.  Those subscribers who purchased interim subordinated notes on May 2013 were each provided the option to either convert their interim subordinated notes into membership units at the purchase price of $0.30 per unit, or exchange their interim subordinated notes for notes under the indenture, per the original terms of the interim subordinated notes.  Of these interim note holders, those holding an aggregate principal amount of $1,305,000 of interim subordinated notes elected to exchange their notes for notes under the indenture. As a result of the September 2013 offer and sale of notes under the indenture and exchange of the May 2013 interim subordinated notes, the following governors (or their affiliates) held notes in the following aggregate principal amounts:

Name of Purchaser of Notes	Principal Amount Purchased
David J. & Krista R. Woestehoff	$801,000
Schmitz Grain, Inc.	$250,500
Doug Schmitz	$250,500
Michael Kunerth Trust	$126,000
Dawn Kunerth Trust	$126,000
Robert J. & Jean M. Ferguson	$51,000
Milton & Deborah K. McKeown	$10,500
Total	$1,605,000
On May 2, 2014, we issued a notice to U.S. Bank that we intend to redeem all of the Company's notes on July 1, 2014. A notice of the redemption was mailed to note holders by the trustee on May 23, 2014. The Company's obligation to pay the redemption price on the redemption date was subject to the right of the holders of the notes to elect to convert the principal amount of their notes into capital units of the Company at a conversion rate of $0.30 per unit. As of the close of business on June 20, 2014, the last day to elect conversion, note holders holding an aggregate principal amount of approximately $3.9 million of notes elected to convert their notes into units of the Company. On July 1, 2014, the Company issued Class A units of the Company to the each note holders that elected to convert the principal amount of their notes into capital units of the Company at a conversion rate of $0.30 per unit pursuant to the terms of the indenture, redeemed the remaining $207,000 of the notes at par value and paid accrued interest on the notes. Each of the Company's governors (or their affiliates) holding notes elected to convert the aggregate principal amount of the notes into units. As a result, the Company issued Class A units to such governors (or their affiliates) and paid accrued interest on the notes as set forth in the table below.

Name of Purchaser of Notes	Principal Amount Converted	Class A Units issued upon Conversion	Accrued Interest Paid
David J. & Krista R. Woestehoff	$801,000	2,670,000	$14,478.35
Schmitz Grain, Inc.	$250,500	835,000	$4,527.87
Doug Schmitz	$250,500	835,000	$4,527.87
Michael Kunerth Trust	$126,000	420,000	$2,277.49
Dawn Kunerth Trust	$126,000	420,000	$2,277.49
Robert J. & Jean M. Ferguson	$51,000	170,000	$921.84
Milton & Deborah K. McKeown	$10,500	35,000	$189.79
Total	$1,605,000	5,385,000	$29,200.70
Management Services Agreement with Granite Falls Energy
On July 31, 2013, we entered into a management services agreement with Granite Falls Energy for the purpose of sharing certain management employees. Under the management services agreement, Granite Falls Energy supplies its personnel to act as part-time officers and managers of the Company for the positions of chief executive officer, chief financial officer, and risk manager. In return, we pay Granite Falls Energy $35,000 per month for the first year of the management services agreement. During years two and three of the management services agreement, the Company agreed to pay Granite Falls Energy 50% of the total salary, bonuses and other expenses and costs (including all benefits and tax contributions) incurred by Granite Falls Energy for the three management positions, paid on an estimated monthly basis with a “true-up” following the close of Granite Falls Energy’s fiscal year. Granite Falls Energy is responsible for and agreed to directly pay salary, wages, and/or benefits to the persons providing management services under the management services agreement.
The initial term of the management services agreement is three years. At the expiration of the initial term, the management services agreement will automatically renew for successive one-year terms unless and until the Company or Granite Falls Energy gives the other party 90-days written notice of termination prior to expiration of the initial term or the start of a renewal term. The management services agreement may also be terminated by either party for cause under certain circumstances.
The total costs that the Company incurred under the management services agreement for fiscal year 2014 was approximately $392,000.
Review and Approval of the Transactions with Project Viking and Granite Falls Energy
The transactions and agreements with Granite Falls Energy described above, were reviewed and approved by a Special Committee of the board of governors. The Special Committee was comprised of Robert J. Ferguson, Doug Schmitz, David J. Woestehoff, Michael S. Kunerth and Milton J. McKeown. The governors serving on the Special Committee had no personal interest in the transactions contemplated by the management services agreement or related transactions. The governors serving on the Special Committee also were not affiliated with Granite Falls Energy or Project Viking or any of their respective affiliates.
Process for Review, Approval or Ratification of Transactions with Related Persons
The charter of our audit committee provides that the audit committee is responsible for reviewing and approving the terms and conditions of all of transactions we enter into in which an officer, governor or any member holding greater than 5% or any affiliate of these persons has a direct or indirect material interest. Our Code of Business Conduct and Ethics, which is applicable to all of our employees and governors, also prohibits our employees, including our executive officers, and our governors from engaging in conflict of interest transactions. Requests for waivers by our executive officers and governors from the provisions of, or requests for consents by our executive officers and governors under, our Code of Business Conduct and Ethics must be made to the audit committee.
In addition, in December 2007, we adopted a formal related person transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy applies to any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our company is a participant and in which a related person has a direct or indirect interest. Through the policy, the audit committee has also identified and pre-approved certain transactions with related persons, including:

•	employment and compensation of our executive officers or governor compensation, if required to be reported in under the disclosure requirements of the Securities and Exchange Commission,

•	payment of ordinary expenses and business reimbursements;

•
transactions with another company in which the related party’s only relationship is as a non-executive officer, employee, governor/director or beneficial owner of less than 10% of the other company’s voting equity and in which the dollar amount does not exceed the greater of $100,000 or 2% of the other company’s total revenues;

•
any transaction with another company controlled by a related party or with a related party for the purchase by us of corn where (A) the amount of corn sold in the transaction does not exceed 200,000 bushels; (B) the contract for delivery of the corn specifies a delivery date of not more than sixty (60) days from the date of the contract; (C) the price per bushel is fixed at the time of the contract; and (D) where the amount paid per bushel or other material terms of the transaction are based on consideration or criteria generally applicable to other sellers of corn of a like quality and quantity, given the conditions of the grain markets at the time of sale;

•
charitable contributions in which the dollar amount does not exceed $100,000 or 2% of the charitable organization’s receipts if the related party’s only relationship is as a non-executive officer, employee or a governor/director;

•	payments made under our Articles of Organization, member control agreement, insurance policies or other agreements relating to indemnification;

•	transactions in which our members receive proportional benefits; and

•	transactions that involve competitive bid, banking transactions and transactions where the terms of which are regulated by law or governmental authority.
The audit committee must approve any related person transaction subject to this policy before commencement of the related party transaction. If pre-approval is not feasible, the audit committee may ratify, amend or terminate the related person transaction. The audit committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a related party transaction:

•	whether the terms are fair to us;

•	whether the terms of the related party transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the related party transaction is material to us;

•	the role the related party has played in arranging the transaction;

•	the structure of the related party transaction;

•	the interests of all related parties in the transaction;

•	the extent of the related party’s interest in the transaction; and

•	whether the transaction would require a waiver of our Code of Business Conduct and Ethics.
The audit committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon our company and the related person taking such precautionary actions, as the audit committees deems appropriate.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
Throughout this proxy statement, the individuals who serve as our chief executive officer, chief financial officer, and risk manager are referred to as the “executive officers”. Pursuant to our management services agreement with Granite Falls Energy, these executive officers are employed by Granite Falls Energy and provide part-time management services to our Company. Subject to the terms of the management services agreement discussed below, Granite Falls Energy sets the compensation paid to the executive officers that are employees of Granite Falls Energy.
The compensation committee has responsibility for establishing, implementing and regularly monitoring adherence to the Company's compensation philosophy and objectives. The compensation committee ensures that the total compensation paid to management and employees is fair, reasonable and competitive. The compensation committee considers compensation paid to the Company's employees, subject to the terms of the management services agreement described below.
The compensation committee:

•	establishes and administers a compensation policy for management;

•	reviews and approves the compensation policy for all or our employees other than management;

•	reviews and monitors our financial performance as it affects our compensation policies or the administration of those policies;

•	reviews and monitors our succession plans;

•	approves awards to employees pursuant to our incentive compensation plans; and

•	approves modifications in the employee benefit plans with respect to the benefits salaried employees receive under such plans.
All of the compensation committee's actions are reported to the board and, where appropriate, submitted to the board for ratification. From time to time, the compensation committee may delegate to the chief executive officer the authority to implement certain decisions of the committee, to set compensation for other employees or to fulfill administrative duties.
Our Compensation Philosophy and Objectives
The compensation committee’s philosophy is to provide a competitive level of compensation that is consistent with the Company’s budget, financial performance, and local labor market conditions. In determining compensation for executive officers and management employees, the compensation committee sometimes solicits input from our human resources personnel, primarily relating to benefit programs and local labor market conditions. Based upon this philosophy, the compensation committee has determined that the compensation of management employees should consist of base salary and benefits to which our other employees are eligible.
Management Services Agreement
On July 31, 2013, we entered into a management services agreement with Granite Falls Energy for the purpose of sharing certain management employees. Since July 31, 2013, our chief executive officer, chief financial officer, and risk manager have been employed by Granite Falls Energy. Pursuant to the management services agreement, we pay Granite Falls Energy $35,000 per month for the first year of the management services agreement. During years two and three of the management services agreement, the Company will pay Granite Falls Energy 50% of the total salary, bonuses and other expenses and costs (including all benefits and tax contributions) incurred by Granite Falls Energy for the three management positions, paid on an estimated monthly basis with a “true-up” following the close of Granite Falls Energy’s fiscal year. All other employees are employed by the Company.
Compensation Committee Procedures
The executive board, acting as the compensation committee, is responsible for determining the nature and amount of compensation for the Company's management employees. The compensation committee receives input from the chief executive officer on the personal performance achievements of the management employees who report to him. This individual performance assessment determines a portion of the annual compensation for each manager. In addition, the chief executive officer provides input on salary increases, incentive compensation opportunities, and long-term incentive grants for the management employees who report to him, which the committee considers when making executive compensation decisions.
In addition, the executive board expects to review the executive officers' performance pursuant to the management services agreement with Granite Falls Energy annually. A part of this review includes decisions and approvals regarding compensation reimbursement by the Company to Granite Falls Energy.
Compensation Components
The compensation committee followed the guiding principles outlined above in the development and administration of compensation programs for our named executive officers. During fiscal year 2014, the components of our management compensation programs consisted of base salary and a discretionary cash bonus. Additionally, management (other than our executive officers) were also eligible to participate in the same benefit programs as were available to our other employees.
Base Salaries
Base salaries for management and other employees employed by the Company are established based on the scope of their roles, responsibilities, experience levels and performance, and taking into account competitive market compensation paid by comparable companies for similar positions. Base salaries are reviewed approximately annually, and may be adjusted from time to time to realign salaries with market levels after taking into account individual performance and experience. The base salaries of the executive officers are set by Granite Falls Energy. The Company's obligation to reimburse Granite Falls Energy for the base salaries paid to these shared employees is established by the management services agreement.
Bonus
In addition to the base salaries, management and other employees employed by the Company may receive bonuses. The bonuses, if any, of the executive officers are set by Granite Falls Energy. The Company's obligation to reimburse Granite Falls Energy for bonuses paid to these shared employees is established by the management services agreement.
Benefits and Perquisites
We do not provide any material executive perquisites. We have no supplemental retirement plans or pension plans.
Accounting and Tax Treatment of Awards
None of our executive officers, governors, or employees receives compensation in excess of $1,000,000 and therefore the entire amount of their compensation is deductible by the Company as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this cap in the foreseeable future.
Report of the Compensation Committee
The following report of the compensation committee shall not be deemed to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.
The board of governors has reviewed and discussed the section of this proxy statement entitled Compensation Discussion and Analysis (the “CD&A”) for the year ended October 31, 2013 with management. In reliance on this review and discussion, the board of governors recommended that the CD&A be included in this proxy statement for the 2014 annual meeting of members for filing with the Securities and Exchange Commission.

Paul Enstad	Rod Wilkison	Michael Kunerth
Compensation Committee Interlocks and Insider Participation
Except for Robert J. Ferguson, who is our former president and chief executive officer, none of the members of the compensation committee is or has been an employee of the Company. There are no interlocking relationships between our Company and other entities that might affect the determination of the compensation of our executive officer.
Summary Compensation Table
The following table sets forth all compensation paid or payable by the Company during the last three fiscal years to our chief executive officer and chief financial officer.

Name and Principal Position	Fiscal Year	Salary ($)	All Other Compensation	Bonus	Total ($)
Robert J. Ferguson, Former CEO	2013	$94,942	$6,434	$—	$101,376
Robert J. Ferguson, Former CEO	2012	$120,000	$—	$—	$120,000
Neal Greenberg, Former Interim CFO	2013	$—	$76,938	$—	$76,938
Mike Mattison, Former CFO	2013	$80,000	$4,151	$—	$84,151
Lucas Schneider, Former CFO	2013	11,442	2,786	—	14,228
Lucas Schneider, Former CFO	2012	$85,000	—	—	$85,000

GOVERNOR COMPENSATION
On September 26, 2013, the board approved a board of governors' compensation policy that, effective November 1, 2013, provides for payment to governors of a monthly stipend plus a fee based on attendance at board and committee meetings. Governors were also reimbursed for reasonable expenses included in carrying out their duties as governors, including mileage reimbursement for travel to meetings.
The following table shows for fiscal year 2014 the total compensation paid by us to each of our governors:

Name	Fiscal Year	Fees Earned or Paid in Cash(1) ($)	Additional Compensation(2) ($)	Total Compensation ($)
Paul Enstad	2014	$22,750.00	$364.00	$23,114.00
Michael S. Kunerth	2014	$21,875.00	$574.84	$22,449.84
Rodney Wilkison	2014	$17,000.00	$78.96	$17,078.96
Dean Buesing	2014	$15,000.00	$63.06	$15,063.06
Marten Goulet	2014	$17,000.00	$6,474.39	$23,474.39
Robert Ferguson	2014	$13,375.00	$600.00	$13,975.00
David J. Woestehoff	2014	$16,875.00	$2,516.38	$19,391.38
Doug Schmitz	2014	$14,125.00	$585.80	$14,710.80
Milton J. McKeown	2014	$16,125.00	$487.81	$16,612.81
Leslie Bergquist	2014	$16,250.00	$492.13	$16,742.13
Kenton Johnson	2014	$8,750.00	$33.60	$8,783.60
Martin Seifert	2014	$8,750.00	$48.16	$8,798.16
Shannon Johnson	2014	$5,000.00	$0.00	$5,000.00
David Thompson	2014	$6,250.00	$291.54	$6,541.54
____________________________________________________

(1)
Includes a monthly stipend plus a fee based on attendance at board and committee meetings. We pay our governors as follows: $1,000 per each monthly board meeting attended in-person and $250 for monthly board meeting participation whether in-person or by conference call. We also pay $250 for additional meetings of greater than one-half day in length; $125 for attending meetings less than one half day in length; and $125 for attendance at meetings by conference call. We pay $500 per month to the president and secretary of the board and $500 quarterly to the audit committee.

(2)	Includes reimbursement for mileage and other reasonable expenses incurred in connection with services rendered to the Company and the board of governors.
ANNUAL REPORT AND AUDITED FINANCIAL STATEMENTS
The Company's annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended October 31, 2014 accompanies this Notice of Annual Meeting and Proxy Statement.
The Company will provide each member solicited a copy of Exhibits to the 10-K upon written request and payment of specified fees. The written request for such Exhibits should be directed to Stacie Schuler, chief financial officer of Heron Lake BioEnergy, LLC, 91246 390th Avenue, Heron Lake, Minnesota 56137 or by calling us at (507) 793-0077. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of membership units in the Company on February 27, 2015.
The 2014 annual report on Form 10-K complete with exhibits is also available at no cost through the EDGAR database available from the SEC's internet site (www.sec.gov). Information about us is also available at our website at www.heronlakebioenergy.com, under “SEC Filings,” which includes links to reports we have filed with the Securities and Exchange Commission.

Heron Lake BioEnergy, LLC	MEMBER NAME
2015 Annual Meeting - Wednesday, March 25, 2015	NUMBER OF UNITS
For Members as of February 27, 2015	TELEPHONE NUMBER
Proxy Solicited on Behalf of the Board of Governors
Vote by Mail or Facsimile:
1) Read the Proxy Statement
2) Check the appropriate boxes on the proxy card
3) Sign and date the proxy card
PROPOSAL ONE: ELECTION OF TWO GOVERNORS You may vote for two (2) nominees by marking the “FOR” boxes.
4) Return the proxy card in the envelope provided or via fax to (320) 235-5962 or mail to Christianson & Associates, PLLP, Attention: Christina Boike at 302 SW 5th St, Wilmar, MN 56201. It must be received by Christianson & Associates no later than 5:00 p.m. on Tuesday, March 24, 2015.

	For	Withhold
David Woestehoff	☐	☐	PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN "X" IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK
Doug Schmitz	☐	☐
Gregory L. Grossbach	☐	☐

By signing this proxy card, you appoint Paul Enstad and Rodney Wilkison, jointly and severally, each with full power of substitution, as proxies to represent you at the 2015 annual meeting of the members to be held on Wednesday, March 25, 2015, at the Heron Lake Community Center, 312 10th Street, Heron Lake, Minnesota 56137, and at any adjournment thereof, on any matters coming before the meeting. Registration for the meeting will begin at 12:00 p.m. The 2015 annual meeting will commence at 1:00 p.m. This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the 2015 annual meeting. The proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by Christianson & Associates, PLLP by 5:00 p.m. on Tuesday, March 24, 2015, or by submitting the proxy card in person when registering at the 2015 annual meeting. If you do not mark any boxes, your units will be voted WITHHOLD for all nominees with respect to Proposal 1. If you choose only one nominees, then the proxy will vote your units only for the nominee you chose. If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD for a candidate or proposal, your votes will not be counted with respect to the candidate for which you marked contradicting choices. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2015 annual meeting. You may revoke your proxy by: (1) voting in person at the 2015 annual meeting; or (2) giving written notice of revocation, which is received by Christianson & Associates, PLLP by 5:00 p.m. on Tuesday, March 24, 2015.

Signature:	Signature:
Date:	Date:
Please date and sign exactly as name(s) appear(s) on your membership unit certificate(s). If membership units are held jointly, each owner should sign this proxy. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the member is a corporation or other business entity, the proxy should indicate the full legal name of the corporation or entity, and be signed by a duly authorized officer (indicating his or her position).

ANNUAL MEETING RSVP
☐	Yes. I/We plan to attend the March 25, 2015 Annual member meeting at the Heron Lake Community Center in Heron Lake, MN.
☐	No, I/We will not be able to attend the meeting.